EXHIBIT 10.1


                                    AGREEMENT



This Agreement is made as of April 21, 1998. Everest Properties II, LLC and its affiliates listed below ("Everest") are prepared to cooperate with Mark Grotewohl and his affiliated entity (the "Buyer") to complete a purchase of the properties (the "Properties") owned by the 5 Super 8 partnerships listed below (the "Partnerships") on the following conditions:

(1) The Partnerships will execute and deliver, concurrently with execution of the Purchase Agreement referred to below, the Exclusive Sales Agency Contract in the form attached hereto as Exhibit A.
(2) Not later than April 30, 1998, Buyer executes a Purchase Agreement (in a commercially reasonable from acceptable to Everest, incorporating the terms set forth in this paragraph) to acquire all of the Properties for the appraised values, payable in cash at closing. The Purchase Agreement will provide that the Properties will be acquired by Buyer in an "as is" condition and customary representations and warranties by the Buyer and the Partnerships. The Purchase Agreement will include the following terms: (a) all due diligence and receipt of a financing commitment (the "Buyer's Contingencies") will be satisfied not later than June 30, 1998; (b) Buyer will make a deposit (the "Deposit") of $150,000 to secure its performance under the Purchase Agreement on the later to occur of the date the Buyer's Contingencies are satisfied or the date Buyer is notified that the limited partners of the Partnerships have approved the transaction (the "LP Approval Date"); and (c) the Closing will occur on or before the later of July 15, 1998 or 30 days after the LP Approval Date. The dates referred to in 2(a) and 2(c) will be subject to commercially reasonable extensions. The Deposit will be non-refundable if Buyer fails to complete the Closing as set forth above, except if Buyer's lender fails to fund as permitted by the terms of the financing commitment, the Deposit will be refunded to Buyer.

(3) Buyer agrees to permit Everest to attempt to provide financing for acquisition of the Properties on terms which are to be provided to Everest by Buyer (such terms being comparable to the terms otherwise available to Buyer). Everest shall have 5 days following receipt of Buyer's term sheet, to produce a written proposal from a qualified lender accepting all key terms set forth by Buyer. If Everest's recommended lender provides financing for the acquisition of the Properties, Everest Financial, Inc. will be paid a 0.75% loan brokerage fee by Buyer at the Closing.

(4) The Partnerships will work diligently to file the proxy materials for the limited partners' approval of the transaction with Buyer with the SEC not later than April 30, 1998 and the Partnerships will work diligently to get the proxy materials approved, mailed to limited partners and obtain the affirmative vote of the limited partners to the transaction.

If the above conditions are satisfied, Everest will (a) vote the limited partnerships units owned in the Partnerships in favor of a sale to Buyer and (b) not inhibit, delay or discourage the Partnerships from obtaining limited partners' approval or the consummation of the proposed transaction.

The terms set forth herein shall be an amendment to our settlement agreement dated February 20, 1998.



                                        Grotewohl Management Services, Inc.



                                        By:  /s/  PHILIP B. GROTEWOHL
                                        -----------------------------
                                        Philip B. Grotewohl, Chairman
                                          As General Partner of
                                        Super 8 Motels, Ltd., Super 8 Motels II,
                                        Ltd.,  Super 8 Motels III, Ltd., Super 8
                                        Economy  Lodging IV,  Ltd.,  Famous Host
                                        Lodging V, Ltd.



                                        /s/  MARK GROTEWOHL
                                        --------------------------------
                                        Mark Grotewohl, as an individual




                                        Everest Properties II, LLC
                                        Everest Properties, LLC



                                        By:  /s/  W. ROBERT KOHORST
                                        ----------------------------
                                        W. Robert Kohorst, President
                                          for itself and as a Manager of
                                        Everest Madison Investors, LLC
                                        Everest Lodging Investors, LLC
                                        KM Investments, LLC


                                        Everest Financial, Inc.



                                        By:  /s/  W. ROBERT KOHORST
                                        ----------------------------
                                        W. Robert Kohorst, President

                                    EXHIBIT A


                         EXCLUSIVE SALES AGENCY CONTRACT


         Super 8 Motel, Ltd., a California limited partnership, Super 8 Motels II, Ltd., a California limited partnership, Super 8 Motels III, Ltd., a California limited partnership, Super 8 Economy Lodge IV, Ltd., a California limited partnership, and Famous Host Lodging V, Ltd., a California limited partnership (each a "Seller"), and each of them, hereby appoint Everest Financial, Inc., a California corporation and licensed California real estate broker ("Broker"), as their sole agent and grant Broker the exclusive right to negotiate a sale of the properties described on Exhibit A attached hereto (each a "Property" and collectively the "Properties").

         Broker's appointment as the sole and exclusive agent shall be upon the following terms and conditions, in addition to those contained in the attached Commission Schedule:

         1. The term of this agreement shall commence on the date of Seller's execution hereof and continue for a period of six (6) months (the "Term").

         2. Broker agrees that it will use reasonable efforts to market the Properties in order to secure a satisfactory purchasers of the Properties. Broker will report to Sellers on its marketing activities, including all submissions to potential purchasers of the Properties. Notwithstanding the foregoing, Broker shall not engage in such marketing activities so long as the purchaser represented by Mark Grotewohl is negotiating or under contract to purchase the Properties.

         3.       Broker,   at  Broker's  cost,   shall  prepare  all  necessary
                  marketing material, and shall provide copies to Sellers not less than 5 days prior to using them.

         4. Sellers will refer to Broker all inquiries and offers received by Sellers with respect to any Property, regardless of the source thereof, and all negotiations shall be conducted jointly by Broker and Sellers. Sellers will retain under this agreement the sole and absolute right in their sole judgment and discretion to accept or reject any proposals for any reason or for no reason, without liability hereunder for any commission, fee or other compensation whatsoever.

          5. Sellers agree to pay Broker the commission provided in the Commission Schedule if: (i) during the Term, a sale to any purchaser of any or all of the Properties is completed or any agreement or option is entered into with any purchaser pursuant to which a sale of any or all of the Properties is completed, whether or not Broker submitted any Properties to such purchaser, (ii) during the Term or up to one (1) year thereafter, any Seller enters into any agreement or option pursuant to which a sale of any or all of the Properties is completed with any purchaser to whom Broker had submitted any Property. A Property shall be deemed to be submitted to any person that is contacted by or contacts Broker concerning the sale of the Property, or that receives from the Broker any sales information about the Property. Broker shall provide Sellers with a list of persons to whom any Property was submitted within fifteen (15) days after the Term expires.

         6. Except as may be provided in the Commission Schedule, no other licensed real estate broker ("Outside Broker") is entitled to any compensation under this agreement. However, Broker shall cooperate with and share its commission with an Outside Broker to the extent customary in the industry.

         7. Sellers shall be responsible for providing Broker with information on each Property, including architectural and structural plans. Sellers hereby represent and warrant that all information relating to the Properties which is prepared by Sellers or their representatives and which is delivered to Broker for its use in marketing the Properties is and shall be true and correct.

        8. Sellers hereby agree to indemnify and defend Broker and its affiliates, shareholders, officers, directors, employees and representatives (the "Broker Parties"), with counsel selected by the Broker Parties, and hold the Broker Parties harmless, from any and all liabilities, damages, expenses and costs, including reasonable attorney fees, resulting from any claim or proceeding based on, related to or arising from the sale or proposed sale of any of the Properties. Broker shall not be indemnified against its negligence or other misconduct. Broker shall hold Sellers and their affiliates harmless from any and all liabilities, damages, expenses and costs, including reasonable attorney fees, resulting from Broker's negligence or misconduct related to the sale or proposed sale of the Properties.

         9. This agreement shall be binding upon the parties hereto and their respective successors and assigns. In any action or proceeding to enforce the provisions of this agreement, the losing party shall pay the prevailing party's costs and expenses, including reasonable attorney fees.

         IN WITNESS WHEREOF, the undersigned authorized representatives of each Seller and Broker have executed and delivered this agreement on behalf of each party, as of the date indicated below.

         Dated:  May 8, 1997

SUPER 8 MOTEL, LTD.                              EVEREST FINANCIAL, INC.


By:      /S/PHILIP B. GROTEWOHL                  By:      /S/W. ROBERT KOHORST
         Name:                                   Name: W. Robert Kohorst
         Title:                                  Title:    President

SUPER 8 MOTELS II, LTD.



By:      /S/PHILIP B. GROTEWOHL
         Name:
         Title:

SUPER 8 MOTELS III, LTD.


By:      /S/PHILIP B. GROTEWOHL
         Name:
         Title:


SUPER 8 ECONOMY LODGE IV, LTD.


By:      /S/PHILIP B. GROTEWOHL
         Name:
         Title:


FAMOUS HOST LODGING V, LTD.


By:      /S/PHILIP B. GROTEWOHL
         Name:
         Title: